UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 29, 2015

Commission File Number:  000-31265

MabVax Therapeutics Holdings, Inc.
(Exact name of registrant as specified in its charter.)

Delaware
(State or other jurisdiction of incorporation or organization)
93-0987903
(IRS Employer Identification No.)

11588 Sorrento Valley Rd., Suite 20, San Diego, California 92121
(Address of principal executive offices)

858-259-9405
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

MabVax Therapeutics Holdings, Inc. (the "Company") previously entered into agreements (the "Subscription Agreements") with certain investors to purchase Company securities in a private placement whose final closing occurred on April 10, 2015. In connection with a subsequent public offering by the Company announced on September 30, 2015, those investors were subject to market standoff provisions under the Subscription Agreements until November 30, 2015. On November 29, 2015, under the terms of the Subscription Agreement, the holders of the requisite number of Company securities consented to extend the market standoff provisions until January 28, 2016. The Subscription Agreement was previously filed with the Securities and Exchange Commission on March 31, 2015 as Exhibit 4.11 to the Company's annual report on form 10-K.

On December 1, 2015, the Company issued a press release announcing the filing of an Investigational New Drug Application (IND) with the U.S. Food and Drug Administration (FDA) for the Company's lead fully human antibody product HuMab 5B1 as a therapeutic agent. A copy of the press release is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MabVax Therapeutics Holdings, Inc.

Date:   December 1, 2015
By:	/s/ J. David Hansen

Name: J. David Hansen
Title: President & CEO

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated December 1, 2015